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Exhibit 99.k.5

FRANKLIN BROKER-DEALER AGREEMENT

BASIC TERMS FOR ACTING AS A BROKER-DEALER

Relating to

AUCTION PREFERRED SHARES

                        , 2003

        These basic terms ("Basic Terms") set forth the general terms and conditions pursuant to which a broker-dealer identified in an Acceptance Letter (together with its successors and assigns, a "BD") will act as a Broker-Dealer for Auction Preferred Shares ("Preferred Shares") issued by investment companies, now or hereafter organized, registered under the Investment Company Act of 1940, as amended (the "Funds"), for which Franklin Advisers, Inc. ("Adviser") is the investment adviser.

        Each Fund has issued or may issue shares of Preferred Shares, pursuant to its Agreement and the Declaration, as amended or supplemented by the Statement of such Fund. A bank or trust company specified in the Request and Acceptance Letter will act as the auction agent (the "Auction Agent") of such Fund pursuant to authority granted it in the Auction Agency Agreement.

        The Statement of each Fund will provide that, for each Rate Period of any series of Preferred Shares of such Fund then outstanding, the Applicable Rate for such series for such Rate Period shall, except under certain conditions, be the rate per annum that the Auction Agent of such Fund advises results from implementation of the Auction Procedures for such series. The Board of Trustees of each Fund will adopt a resolution appointing the Auction Agent as auction agent for purposes of the Auction Procedures for each series of Preferred Shares of such Fund.

        The Auction Procedures of each Fund will require the participation of one or more Broker-Dealers for each series of Preferred Shares of such Fund. BD will act as a Broker-Dealer for each series of Preferred Shares of each Fund.

1.
Definitions and Rules of Construction

        1.1    Terms Defined by Reference to Statement.    Capitalized terms not defined herein shall have the respective meanings specified in the Statement of the relevant Fund.

        1.2    Terms Defined Herein.    As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

  (a)
  "Acceptance Letter" shall mean the letter from the Fund, Adviser and Auction Agent to BD pursuant to which the BD is appointed as a Broker-Dealer for each series of Preferred Shares issued by any Fund that has executed a Request Letter.

  (b)
  "Agreement", with respect to any Fund, shall mean the Basic Terms, together with the Acceptance Letter and Request Letter relating to one or more series of Preferred Shares of such Fund.

  (c)
  "Auction" shall have the meaning specified in Section 2.1 hereof.

  (d)
  "Auction Agency Agreement" shall mean the Auction Agent Agreement between a Fund and the Auction Agent relating to one or more series of Preferred Shares of such Fund.

  (e)
  "Auction Procedures" shall mean the auction procedures constituting Part II of the Statement.

  (f)
  "Authorized Officer" shall mean each Vice President, Assistant Vice President and Assistant Treasurer of the Auction Agent assigned to the Dealing and Trading Group of its Corporate Trust Division and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a communication to the BD.

  (g)
  "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

  (h)
  "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

  (i)
  "Existing Holder" shall have the meaning set forth in the Statement, and for purposes of this Broker-Dealer Agreement and with respect to the Auction Procedures as referred to in this Agreement, shall also include, as the circumstances may require, a Person who is listed as the beneficial owner of Preferred Shares in the records of a Broker-Dealer.

  (j)
  "Potential Holder" shall have the meaning set forth in the Statement, and for purposes of this Broker-Dealer Agreement and with respect to the Auction Procedures as referred to in this Agreement, shall also include, as the circumstances may require, any other Person, including any Existing Holder of shares of Preferred Shares, who may be interested in acquiring shares of Preferred Shares (or, in the case of an Existing Holder, additional shares of Preferred Shares).

  (k)
  "Request Letter" with respect to any Fund, shall mean the letter from such Fund to the Adviser and the Auction Agent for such Fund pursuant to which such Fund appoints BD as a Broker-Dealer for each series of Preferred Shares of such Fund.

  (l)
  "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit A.

  (m)
  "Statement" shall mean the Statement of Preferences of Auction Preferred Shares and authorizing the issuance of, one or more series of Preferred Shares.

        1.3    Rules of Construction.    Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

  (a)
  Words importing the singular number shall include the plural number and vice versa.

  (b)
  The captions and headings herein are solely for the convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

  (c)
  The words "hereof", "herein", "hereto", and other words of similar import refer to this Agreement as a whole.

  (d)
  All references herein to a particular time of day shall be to New York City time.

2.
The Auction

        2.1    Purposes; Incorporation by Reference of Auction Procedures and Settlement Procedures.

  (a)
  The provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for any Dividend Period of any series of Preferred Shares for which the Applicable Rate is to be determined by an Auction. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

  (b)
  All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were fully set forth herein.

  (c)
  The BD agrees to act as, and assumes the obligations of, and limitations and restrictions placed upon, a Broker-Dealer under this Agreement for each series of Preferred Shares. The BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in the Auction Procedures may execute Broker-Dealer Agreements and participate as Broker-Dealers in Auctions.

        2.2    Preparation of Each Auction.

  (a)
  Not later than 9:30 A.M. on each Auction Date for any series of Preferred Shares, the Auction Agent shall advise the Broker-Dealers for such series by telephone of the Maximum Rate therefor and the LIBOR Rate(s) and the Treasury Index Rate(s), as the case may be, used in determining the Maximum Rate.

  (b)
  In the event that any Auction Date for any series of Preferred Shares shall be changed after the Auction Agent has given the notice referred to in clause (vi) of paragraph (a) of the Settlement Procedures, or after the notice referred to in Section 2.5(a) hereof, if applicable, the Auction Agent, by such means as the Auction Agent deems practicable shall give notice of such change to the BD, if it is a Broker-Dealer for such series, not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the original Auction Date. Thereafter, the BD shall notify customers of the BD who the BD believes are Existing Holders of shares of Preferred Shares of such change in the Auction Date.

  (c)
  For purposes of maintaining its list of Existing Holders, the Auction Agent for any series of Preferred Shares from time to time may but shall have no obligation to request any Broker-Dealer to provide such Auction Agent with a list of Persons who such Broker-Dealer believes should be Existing Holders based upon inquiries of those Persons such Broker-Dealer believes are Beneficial Owners as a result of the most recent Auction and with respect to each such Person, the number of shares of such series of Preferred Shares such Broker-Dealer believes are owned by such Person. BD shall comply with any such request relating to a series of Preferred Shares in respect of which BD was named a Broker-Dealer, and the Auction Agent shall keep confidential any such information so provided by BD and shall not disclose any information so provided by BD to any Person other than the Fund and BD; provided, however, that the Auction Agent reserves the right and is authorized to disclose any such information if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure, (b) it is advised by its counsel that its failure to do so would be unlawful or (c) failure to do so would expose the Auction Agent to loss, liability, claim, damage or expense for which it has not received indemnity or security satisfactory to it.

  (d)
  In the event the Auction Agent is required to disclose information in accordance with the foregoing sentence, it shall provide written notice of such requirement to the Broker-Dealer as promptly as possible.

  (e)
  BD agrees to maintain a list of customers relating to a series of Preferred Shares and to use its best efforts, subject to existing laws and regulations, to contact the customers on such list whom BD believes may be interested in participating in the Auction on each Auction Date, as a Potential Holder or a Potential Beneficial Owner, for the purposes set forth in the Auction Procedures. Nothing herein shall require BD to submit an Order for any customer in any Auction.

  (f)
  The Auction Agent's registry of Existing Holders of shares of a series of Preferred Shares shall be conclusive and binding on BD. BD may inquire of the Auction Agent between 3:00 P.M. on the Business Day preceding an Auction for shares of a series of Preferred Shares and 9:30 A.M. on the Auction Date for such Auction to ascertain the number of shares of such series in respect of which the Auction Agent has determined BD to be an Existing Holder. If BD believes it is the Existing Holder of fewer shares of such series than specified by the Auction Agent in response to BD's inquiry, BD may so inform the Auction Agent of that belief. BD shall not, in its capacity as Existing Holder of shares of such series, submit Orders in such Auction in respect of shares of such series covering in the aggregate more than the number of shares of such series specified by the Auction Agent in response to BD's inquiry.

        2.3    Auction Schedule; Method of Submission of Order.

  (a)
  The Auction Agent shall conduct Auctions for Preferred Shares in accordance with the schedule set forth below. Such schedule with respect to any series of Preferred Shares of the Fund may be changed by the Auction Agent for such series with the consent of the Fund, which consent shall not be unreasonably withheld. The Auction Agent shall give written notice of any such change to each Broker-Dealer of such series. Such notice shall be given prior to the close of business on the Business Day next preceding the first Auction Date on which such change shall be effective.

Time	Event
By 9:30 A.M.	Auction Agent for such series advises the Fund and the Broker-Dealers for such series of the applicable Maximum Rate and the Reference Rate(s) used in determining such Maximum Rate as set forth in Section 2.2(a) hereof.
9:30 A.M. - 1:00 P.M.	Auction Agent assembles information communicated to it by Broker-Dealers as provided in Section 2(a) of the Auction Procedures of the Fund. Submission Deadline is 1:00 P.M.
Not earlier than 1:00 P.M.	Auction Agent makes determinations pursuant to Section 3(a) of the Auction Procedures.
By approximately 3:00 P.M.	Auction Agent advises the Fund of results of Auction as provided in Section 3(b) of the Auction Procedures.
Submitted Bids and Submitted Sell Orders are accepted and rejected and shares of such series of Preferred Shares allocated as provided in Section 4 of the Auction Procedures.
Auction Agent gives notice of Auction results as set forth in Section 2.4(a) hereof.
  (b)
  BD shall submit Orders to the appropriate Auction Agent in writing substantially in the form attached hereto as Exhibit B. BD shall submit a separate Order to such Auction Agent for each Potential Holder or Existing Holder with respect to whom BD is submitting an Order and shall not otherwise net or aggregate such Orders prior to their submission to such Auction Agent.

  (c)
  BD shall deliver to the appropriate Auction Agent (i) a written notice in substantially the form attached hereto as Exhibit C of transfers of shares of Preferred Shares to BD from another Person other than pursuant to an Auction and (ii) a written notice substantially in the form attached hereto as Exhibit D, of the failure of any shares of Preferred Shares to be transferred to or by any Person that purchased or sold shares of Preferred Shares through BD pursuant to an Auction. Such Auction Agent is not required to accept any such notice described in clause (i) for an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day preceding such Auction.

  (d)
  BD and other Broker-Dealers may submit Orders in Auctions for their own accounts (including Orders for their own accounts where the Order is placed beneficially for a customer) unless the relevant Fund shall have notified BD and all other Broker-Dealers that they may no longer do so, in which case Broker-Dealers may continue to submit Hold Orders and Sell Orders for their own accounts.

  (e)
  BD agrees to handle its customers' orders in accordance with its duties under applicable securities laws and rules.

  (f)
  To the extent that pursuant to Section 4 of the Auction Procedures of any Fund, BD continues to hold, sells, or purchases a number of shares that is fewer than the number of shares in an Order submitted by BD to the Auction Agent in which BD designated itself as an Existing Holder or Potential Holder in respect of customer Orders, BD shall make appropriate pro rata allocations among its customers for which it submitted Orders of similar tenor. If as a result of such allocations, any Beneficial Owner would be entitled or required to sell, or any Potential Beneficial Owner would be entitled or required to purchase, a fraction of a share of Preferred Shares on any Auction Date, BD shall, in such manner as it shall determine in its sole discretion, round up or down the number of shares of Preferred Shares to be purchased or sold on such Auction Date by any Beneficial Owner or Potential Beneficial Owner on whose behalf BD submitted an Order so that the number of shares so purchased or sold by each such Beneficial Owner or Potential Beneficial Owner on such Auction Date shall be whole shares of Preferred Shares.

        2.4    Notices.

  (a)
  On each Auction Date for any series of Preferred Shares, the Auction Agent shall notify BD, if BD is a Broker-Dealer of such series, by telephone or other electronic means acceptable to the parties of the results of the Auction as set forth in paragraph (a) of the Settlement Procedures. By approximately 11:30 a.m., on the Business Day next succeeding such Auction Date, the Auction Agent shall confirm to BD in writing the disposition of all Orders submitted by BD in such Auction.

  (b)
  BD shall notify each Existing Holder, Potential Holder, Beneficial Owner or Potential Beneficial Owner on whose behalf BD has submitted an Order as set forth in paragraph (a) of the Settlement Procedures and take such other action as is required of BD pursuant to the Settlement Procedures.

        2.5    Designation of Special Rate Period.

  (a)
  If any Fund delivers to the Auction Agent a notice of the Auction Date for any series of Preferred Shares for a Dividend Period thereof that next succeeds a Dividend Period that is not a Standard Rate Period in the form of Exhibit C to the Auction Agency Agreement, the Auction Agent shall deliver such notice to BD as promptly as practicable after its receipt of such notice from such Fund.

  (b)
  If the Board of Trustees proposes to designate any succeeding Dividend Period of any series of Preferred Shares as a Special Rate Period and such Fund delivers to the Auction Agent a notice of such proposed Special Rate Period in the form of Exhibit D to the Auction Agency Agreement, the Auction Agent shall deliver such notice to BD as promptly as practicable after its receipt of such notice from the Fund.

  (c)
  If the Board of Trustees determines to designate such succeeding Dividend Period as a Special Rate Period and such Fund delivers to the Auction Agent a notice of such Dividend Period in the form of Exhibit E to the Auction Agency Agreement not later than 3:00 p.m. on the second Business Day next preceding the first day of such proposed Special Rate Period, the Auction Agent shall deliver such notice to BD not later than 3:00 p.m. on such Business Day.

  (d)
  If the Fund shall deliver to the Auction Agent a notice not later than 3:00 p.m. on the second Business Day next preceding the first day of any Dividend Period stating that the Fund has determined not to exercise its option to designate such succeeding Dividend Period as a Special Rate Period, in the form of Exhibit F to the Auction Agent Agreement, or shall fail to timely deliver either such notice or a notice in the form of Exhibit E to the Auction Agency Agreement, the Auction Agent shall deliver a notice in the form of Exhibit F to the Auction Agency Agreement to BD not later than 3:00 p.m. on such Business Day.

        2.6    Service Charge to be Paid to BD.

        On the Business Day next succeeding each Auction Date for any series of Preferred Shares of any Fund specified in the Request Letter of any Fund, the Auction Agent for such series shall pay to BD from moneys received from such Fund an amount equal to the product of (a) (i) in the case of any Auction Date immediately preceding a Rate Period of such series consisting of 364 Rate Period Days or fewer, 1/4 of 1%, or (ii) in the case of any Auction Date immediately preceding a Rate Period of such series consisting of more than 364 Rate Period Days, such percentage as may be agreed upon by such Fund and BD with respect to such Rate Period, times (b) a fraction, the numerator of which is the number of Rate Period Days in the Rate Period therefor beginning on such Business Day and the denominator of which is 365 if such Rate Period consists of 7 Rate Period Days and 360 for all other Rate Periods, times (c) $25,000 times (d) the sum of (i) the aggregate number of shares of such series placed by BD in such Auction that were (A) the subject of Submitted Bids of Existing Holders submitted by BD and continued to be held as a result of such submission and (B) the subject of Submitted Bids of Potential Holders submitted by BD and purchased as a result of such submission plus (ii) the aggregate number of shares of such series subject to valid Hold Orders (determined in accordance with paragraph (d) of Section 2 of the Auction Procedures) submitted to the Auction Agent by BD plus (iii) the number of shares of Preferred Shares deemed to be subject to Hold Orders of Existing Holders pursuant to paragraph (c) of Section 2 of the Auction Procedures of such Fund that were acquired by BD for its own account or were acquired by BD for its customers who are Beneficial Owners.

        For purposes of subclause (d)(iii) of the foregoing paragraph, if any Existing Holder or Beneficial Owner who acquired shares of any series of Preferred Shares through BD transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be BD; provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such shares.

        2.7    Settlement.

  (a)
  If any Existing Holder or Beneficial Owner with respect to whom BD has submitted a Bid or Sell Order for shares of Preferred Shares of any series that was accepted in whole or in part fails to instruct its Agent Member to deliver the shares of Preferred Shares subject to such Bid or Sell Order against payment therefor, BD, if it knows the identity of such Agent Member, shall instruct such Agent Member to deliver such shares against payment therefor and, if such Agent Member fails to comply with such instructions, BD may deliver to the Potential Holder or Potential Beneficial Owner with respect to whom BD submitted a Bid for shares of Preferred Shares of such series that was accepted in whole or in part a number of shares of Preferred Shares of such series that is less than the number of shares of Preferred Shares of such series specified in such Bid to be purchased by such Potential Holder or Potential Beneficial Owner.

  (b)
  Neither the Auction Agent nor the Fund shall have any responsibility or liability with respect to the failure of an Existing Holder, Beneficial Owner, Potential Holder or Potential Beneficial Owner or its respective Agent Member to deliver shares of Preferred Shares of any series or to pay for shares of Preferred Shares of any series sold or purchased pursuant to the Auction Procedures or otherwise.

  (c)
  Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event BD is an Existing Holder with respect to shares of a series of Preferred Shares and the Auction Procedures provide that BD shall be deemed to have submitted a Sell Order in an Auction with respect to such shares if BD fails to submit an Order in that Auction with respect to such shares, BD shall have no liability to any Person for failing to sell such shares pursuant to such a deemed Sell Order if (i) such shares were transferred by the beneficial owner thereof without notification of such transfer in compliance with the Auction

    Procedures or (ii) BD has indicated to the Auction Agent pursuant to Section 2.2(e) of this Agreement that, according BD's records, BD is not the Existing Holder of such shares.

  (d)
  Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of shares of a series of Preferred Shares with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefor, partial deliveries of shares of Preferred Shares that have been made in respect of Potential Holders, or Potential Beneficial Owners' Submitted Bids for shares of such series that have been accepted in whole or in part shall constitute good delivery to such Potential Holders and Potential Beneficial Owners.

  (e)
  Notwithstanding the foregoing terms of this Section, any delivery or non-delivery of shares of Preferred Shares of any series which represents any departure from the results of an Auction for shares of such series, as determined by the Auction Agent, shall be of no effect for purposes of the registry of Existing Holders maintained by the Auction Agent pursuant to the Auction Agency Agreement unless and until the Auction Agent shall have been notified of such delivery or non-delivery.

  (f)
  The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.7.

3.
The Auction Agent

        3.1    Duties and Responsibilities.

  (a)
  The Auction Agent is acting solely as agent for the Funds with whom such Auction Agent has entered into Request Letters hereunder and owes no duties, fiduciary or otherwise, to any other Person.

  (b)
  The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in such agreements to which it is a party, and no implied covenants or obligations shall be read into the agreements against the Auction Agent.

  (c)
  In the absence of willful misconduct or gross negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under this agreements. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been grossly negligent in ascertaining the pertinent facts.

        3.2    Rights of the Auction Agent.

  (a)
  The Auction Agent may conclusively rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed in good faith by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized hereby which the Auction Agent believes in good faith to have been given by the Fund or by a Broker-Dealer. The Auction Agent may record telephone communications with the Broker-Dealers.

  (b)
  The Auction Agent may consult with counsel of its choice and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

  (c)
  The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

  (d)
  The Auction Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires, floods; wars; civil or military disturbances; sabotage; acts of terrorism; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Auction Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

  (e)
  In no event shall the Auction Agent be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Auction Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

        3.3    Auction Agent's Disclaimer.    The Auction Agent makes no representation as to the validity or adequacy of this Agreement, the Auction Agency Agreement or the shares of Preferred Shares of any series.

4.
Miscellaneous

        4.1    Termination.    Any party to this Agreement may terminate the Agreement at any time on five days' notice to the other parties to such Agreement, provided that the Fund party to the Agreement shall not terminate the Agreement unless at least one Broker-Dealer Agreement would be in effect for each series of Preferred Shares of the Fund after such termination. Each Agreement shall automatically terminate with respect to any series of Preferred Shares with respect to which the Auction Agency Agreement has terminated.

        4.2    Force Majeure.    Neither party to this Agreement shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions or utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the parties shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

        4.3    Participant in Securities Depository.    BD is, and shall remain for the term of this Agreement, a member of, or participant in, the Securities Depository (or an affiliate of such a member participant).

        4.4    Payment of Dividends in Same-Day Funds.    BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the Preferred Shares available in same-day funds on each Dividend Payment Date to customers that use BD or affiliate as Agent Member.

        4.5    Communications.    Except (i) communications authorized to be by telephone by this Agreement or the Auction Procedures and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party, addressed to it, at its addressed or telecopy number set forth below:

        If to BD, to the address or telecopy number as set forth in the Acceptance Letter.

        If to the Auction Agent, to the address or telecopy number as set forth in the Request Letter.

        If to the Fund, addressed:

    [Name of Fund]
    Franklin Advisers, Inc.
    One Franklin Parkway
    San Mateo, CA 94403-1906

or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

        4.6    Entire Agreement.    This Agreement contains the entire agreement among the parties hereto relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, among the parties hereto relating to the subject matter hereof. This Agreement supersedes and terminates all prior Broker-Dealer Agreements between the parties.

        4.7    Benefits.    Nothing in this Agreement, express or implied, shall give to any person, other than the Fund, the Auction Agent, BD and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

        4.8    Amendment; Waiver.

  (a)
  This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

  (b)
  Failure of any party hereto to exercise any right or remedy hereunder in the event of a breach hereof by any other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

        4.9    Successors and Assigns.    This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of each of the Auction Agent and BD. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party; provided, however, that this Agreement may be assigned by the Auction Agent to a successor Auction Agent selected by the Fund without the consent of BD.

        4.10    Severability.    If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections thereof.

        4.11    Execution in Counterparts.    This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

        4.12    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

EXHIBIT A

SETTLEMENT PROCEDURES

A-1

EXHIBIT B

[Name of Fund]

$                  PREFERRED SHARES

Series

AUCTION DATE:
ISSUE:	SERIES:

THE UNDERSIGNED Broker-Dealer SUBMITS THE FOLLOWING ORDERS ON BEHALF OF THE BIDDER(S) LISTED BELOW:
ORDERS BY EXISTING HOLDERS-	NUMBER OF SHARES OF PREFERRED SHARES			ORDERS BY POTENTIAL HOLDERS-	NUMBER OF SHARES OF PREFERRED SHARES
				POTENTIAL HOLDER	BID/RATE
EXISTING HOLDER	HOLD	BID/RATE	SELL	1.	/
1.		/		2.	/
2.		/		3.	/
3.		/		4.	/
4.		/		5.	/
5.		/		6.	/
6.		/		7.	/
7.		/		8.	/
8.		/		9.	/
9.		/		10.	/
10.		/		11.	/
				12.	/
NOTES:				13.	/
				14.	/
1.	If one or more Orders covering in the aggregate more than the number of outstanding shares of Preferred Shares held by any Existing holder are submitted, such Orders shall be considered valid in the order of priority set forth in the Auction Procedures.			15.	/
2.
	A Hold Order or Sell Order may be placed only by an Existing Holder covering a number of shares of Preferred Shares not greater than the number of shares of Preferred Shares currently held by such Existing Holder.
3.
	Potential Holders may make Bids only, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate specified.
4.	Bids may contain no more than three figures to the right of the decimal point (.001 of 1%).
THE BANK OF NEW YORK AUCTION BID FORM			NAME OF Broker-Dealer: AUTHORIZED SIGNATURE:
Submit to:			TOTAL NUMBER OF ORDERS ON THIS BID FORM:

B-1

EXHIBIT C

(To be used only for transfers made
other than pursuant to in Auction)

[NAME OF FUND]

PREFERRED SHARES, SERIES     ("            ")

TRANSFER FORM

We are (check one):

The Existing Holder named below;

The Broker-Dealer for such Existing Holding; or

The Agent Member for such Existing Holder.

We hereby notify you that such Existing Holder has transferred            shares of the above series of Preferred Shares to                        .

(Name of Existing Holder)
(Name of Broker-Dealer)
(Name of Agent Member)
By:
Printed Name:

C-1

EXHIBIT D

(To be used only for failures to
deliver shares of PREFERRED SHARES
sold pursuant to an Auction)

[NAME OF FUND]

PREFERRED SHARES, SERIES    ("            ")

NOTICE OF A FAILURE TO DELIVER

Complete either I or II

I.
We are a Broker-Dealer for                        (the "Purchaser"), which purchased            shares of the above series of Preferred Shares in the Auction held on                        from the seller of such shares.

II.
We are a Broker-Dealer for                        (the "Seller"), which sold            shares of the above series of Preferred Shares in the Auction held on                        to the purchaser of such shares.

  We hereby notify you that (check one)—

  ☐
  the Seller failed to deliver such shares of Preferred Shares to the Purchaser

  ☐
  the Purchaser failed to make payment to the Seller upon delivery of such shares of Preferred Shares

Name:
(Name of Broker-Dealer)
By:
Printed Name: Title:

D-1

EXHIBIT E

[Form of Broker-Dealer Acceptance Letter]

Franklin Advisers, Inc.

                        , 2003

[Broker-Dealer]
[Address]

Ladies and Gentlemen:

        Reference is made to the Franklin Broker-Dealer Agreement-Basic Terms for Acting as a Broker-Dealer Relating to Auction Preferred Shares ("Preferred Shares") dated                        , 2003, receipt of which is hereby acknowledged by you (the "Basic Terms"). For purposes of this letter ("Acceptance Letter") (a)"Fund" shall mean any closed-end investment company registered under the Investment Company Act of 1940, as amended, for which Franklin Advisers, Inc. acts as investment adviser; (b) except as otherwise provided below, the Basic Terms are incorporated herein by reference, you shall be considered BD for all purposes thereof, The Bank of New York shall be considered the Auction Agent for all purposes thereof, and each Fund shall be considered a Fund for all purposes thereof.

        We hereby request that you act as a Broker-Dealer for the Preferred Shares of each series, of each Fund that executes a letter, substantially in the form attached hereto as Exhibit A or Exhibit B, as appropriate, appointing you as a Broker-Dealer ("Request Letter"). You hereby (a) accept such appointment as a Broker-Dealer for each series of Preferred Shares of each Fund identified in a Request Letter and (b) agree to act as BD in accordance with the Basic Terms; provided, however, that:

          (1)   for purposes of the Basic Terms, and notwithstanding any provision to the contrary, your address, telecopy number and telephone number for communications pursuant to the Basic Terms shall be as follows:

  and the address, telecopy number and telephone number of the Auction Agent for communications pursuant to the Basic Terms shall be as follows:

          (2)   notwithstanding any provisions of the Basic Terms to the contrary, except as otherwise set forth herein, your appointment as Broker-Dealer extends to each series of Preferred Shares issued by a Fund.

        You hereby acknowledge that, notwithstanding any provision of the Basic Terms to the contrary, the Fund may (a) upon five business days' notice to the Auction Agent and you, amend, alter or repeal any of the provisions contained in the Basic Terms, it being understood and agreed that you shall be deemed to have accepted any such amendment, alteration or repeal if, after the expiration of such five business day period, you submit an Order to the Auction Agent in respect of the shares of Preferred Shares of a Fund or Funds to which such amendment, alteration or repeal relates, and (b) upon two business days' notice to the Auction Agent and you, exclude you from participating as a Broker-Dealer in any particular Auction for any particular series of Preferred Shares.

        This Acceptance Letter shall be deemed to form part of the Basic Terms.

        Capitalized Terms not defined in this Acceptance Letter shall have the meanings ascribed to them in the Basic Terms.

[Signature Page Follows]

E-1

        If the foregoing terms are acceptable to you, please so indicate in the space provided below. This Acceptance Letter may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

FRANKLIN ADVISERS, INC.
By:
Name: Title:
Accepted by and Agreed to as of the date first written above:
[Broker-Dealer]	THE BANK OF NEW YORK
By:
Name: Title:
By:
Name: Title:

E-2

EXHIBIT A TO ACCEPTANCE LETTER

[Form of Request Letter]

,
FROM:
All investment companies registered under the Investment Company Act of 1940, as amended, for which Franklin Advisers, Inc. acts as investment adviser and whose registration statements relating to shares of Preferred Shares have been declared effective by the Securities and Exchange Commission on or prior to the date hereof.
TO:	Franklin Advisers, Inc. The Bank of New York

Ladies and Gentlemen:

        Reference is made to (a) the Franklin Broker-Dealer Agreement—Basic Terms for Acting as a Broker-Dealer relating to Auction Preferred Shares ("Preferred Shares") dated                             , 2003, receipt of which is hereby acknowledged by you (the "Broker-Dealer Basic Terms"); and (b) the Franklin Auction Agency Agreement—Basic Terms for Acting as Auction Agent relating to Preferred Shares dated                            , 2003, receipt of which is hereby acknowledged by you (the "Auction Agency Basic Terms"). For purposes of this letter ("Request Letter"), (a) "Fund" shall mean any closed-end investment company registered under the Investment Company Act of 1940, as amended, for which Franklin Advisers, Inc. acts as investment adviser; (b) the Broker-Dealer Basic Terms are incorporated herein by reference, each Broker-Dealer listed on Exhibit A hereto shall be considered BD for all purposes thereof, The Bank of New York shall be considered the Auction Agent for all purposes thereof, and each Fund referred to on Exhibit B hereto shall be considered a Fund for all purposes thereof; (c) the Auction Agency Basic Terms are incorporated herein by reference, The Bank of New York shall be considered the Auction Agent for all purposes thereof, and each Fund referred to on Exhibit B hereto shall be considered a Fund for all purposes thereof.

        We hereby appoint the Broker-Dealers listed on Exhibit A hereto as Broker-Dealers for the Preferred Shares of each series of each Fund referred to on Exhibit B hereto. Each such Broker-Dealer will act as BD in respect of such series in accordance with the Broker-Dealer Basic Terms; provided, however, that for purposes of any such Broker-Dealer Agreement or the Broker-Dealer Basic Terms, and notwithstanding any provision of any Broker-Dealer Agreement to the contrary, The Bank of New York's address, telecopy number and telephone number for communications pursuant to such Broker-Dealer Agreement or the Broker-Dealer Basic Terms shall be as follows:

        The Bank of New York agrees to act as Auction Agent with respect to shares of each series of Preferred Shares of each Fund referred to on Exhibit B hereto in accordance with the Auction Agency Basic Terms.

        This Request Letter shall be deemed to form part of the Auction Agency Basic Terms.

        Capitalized terms not defined in this Request Letter shall have the meanings ascribed to them in the relevant Broker-Dealer Basic Terms or Auction Agency Basic Terms, as the case may be.

[Signature Page Follows]

A-1

        If the foregoing terms are acceptable to you, please so indicate in the space provided below. This Request Letter may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

All investment companies registered under the Investment Company Act of 1940, as amended, for which Franklin Advisers, Inc. acts as investment adviser and whose registration statements relating to shares of Preferred Shares have been declared effective by the Securities and Exchange Commission on or prior to the date hereof.
By:
Name: Title:
Accepted and Agreed to as of the date first written above:
FRANKLIN ADVISERS, INC.		THE BANK OF NEW YORK
By:		By:
	Name: Title:		Name: Title:
cc:	[Broker-Dealers]

A-2

EXHIBIT A TO REQUEST LETTER

[LIST OF BROKER-DEALERS]

A-1

EXHIBIT B TO REQUEST LETTER

        Each Fund whose registration statement relating to shares of Preferred Shares has been declared effective by the Securities and Exchange Commission on or prior to the date of the Request Letter to which this Exhibit B is attached.

B-1

EXHIBIT B TO ACCEPTANCE LETTER

[Form of Request Letter]

[Name(s) of Fund(s)]

                        ,

Ladies and Gentlemen:

        Reference is made to (a) the Franklin Broker-Dealer Agreement—Basic Terms for Acting as a Broker-Dealer relating to Auction Preferred Shares ("Preferred Shares") dated                             , 2003, receipt of which is hereby acknowledged by you (the "Broker-Dealer Basic Terms") and (b) the Franklin Auction Agency Agreement—Basic Terms for Acting as Auction Agent dated                            , 2003, receipt of which is hereby acknowledged by you (the "Auction Agency Basic Terms"). For purposes of this letter ("Request Letter"), (a) "Fund" shall mean each undersigned closed-end investment company registered under the Investment Company Act of 1940, as amended, for which Franklin Advisers, Inc. acts as investment adviser; (b) the Broker-Dealer Basic Terms are incorporated herein by reference, each Broker-Dealer listed on Exhibit A hereto shall be considered Broker-Dealer for all purposes thereof, The Bank of New York shall be considered the Auction Agent for all purposes thereof, and each Fund shall be considered a Fund for all purposes thereof; and (c) the Auction Agency Basic Terms are incorporated herein by reference, [Auction Agent] shall be considered the Auction Agent for all purposes thereof, and each Fund shall be considered a Fund for all purposes thereof.

        Each Fund hereby appoints the Broker-Dealers listed on Exhibit A hereto as Broker-Dealers for each series of Preferred Shares of such Fund. Each such Broker-Dealer will act as Broker-Dealer in respect of each such series in accordance with the Broker-Dealer Basic Terms; provided, however, that for purposes of the Broker-Dealer Basic Terms, The Bank of New York's address, telecopy number and telephone number for communications pursuant to the Broker-Dealer Basic Terms shall be as follows:

        The Bank of New York agrees to act as Auction Agent with respect to shares of each series of Preferred Shares of each Fund in accordance with the Auction Agency Basic Terms.

        This Request Letter shall be deemed to form part of the Auction Agency Basic Terms.

        Capitalized terms not defined in this Request Letter shall have the meanings ascribed to them in the Broker-Dealer Basic Terms or Auction Agency Basic Terms, as the case may be.

B-1

        If the foregoing terms are acceptable to you, please so indicate in the space provided below. This Request Letter may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

[NAME(S) OF FUND(S)]
By:
Name: Title:
Accepted and Agreed to as of the date first written above:
FRANKLIN ADVISERS, INC.		THE BANK OF NEW YORK
By:		By:
	Name: Title:		Name: Title:
cc:	[Broker-Dealers listed on Exhibit A]

B-2

EXHIBIT A TO REQUEST LETTER

[LIST OF BROKER-DEALERS]

A-1

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  Exhibit 99.k.5